UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2022

AMERICAN BATTERY TECHNOLOGY COMPANY

(Exact name of Registrant as specified in its charter)

Nevada	000-55088	33-1227980
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

100 Washington Street, Suite 100
Reno, NV 89503

(Address of principal executive offices)

Tel: (775) 473-4744

(Registrant’s Telephone Number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2022, American Battery Technology Company (the “Company”) and its Chief Executive Officer and Chief Technical Officer, Ryan Melsert, entered into an Executive Employment Agreement (the “Agreement”). Under the Agreement, Mr. Melsert will continue to serve as the Company’s Chief Executive Officer and Chief Technical Officer.

The Agreement is effective as of August 1, 2022, and will continue for two years thereafter. Pursuant to the Agreement, Mr. Melsert’s annual salary is $425,000, which at Mr. Melsert’s election can be reduced to $325,000 per year through December 31, 2022, in exchange for 60,000 restricted stock units (“RSUs”) that shall fully vest on January 1, 2023. Mr. Melsert will also be eligible to receive performance-based bonuses tied to specific strategic milestones at 75% of his annual salary, $1,000,000 in RSUs and $3,000,000 in warrants with a five-year expiration and exercise price as calculated by Black-Scholes at the time of the grant. The performance-based bonuses will be pro-rated according to the specific weight of each milestone.

If, during the term of the Agreement, the Company terminates Mr. Melsert’s employment without Cause (as defined in the Agreement), the Company will pay Mr. Melsert severance (i) equal to 12 months of his salary at the time of termination and (ii) 12 months of payment for his COBRA coverage (the “Severance”). The Company may at its discretion also provide Mr. Melsert with a salary continuation for up to an additional 12 months. The Company’s obligation to pay Mr. Melsert any of the Severance is conditioned upon his compliance with the terms of his Agreement and executing an irrevocable release in favor of the Company from any and all liability and claims regarding his employment with the Company.

Under the Agreement, Mr. Melsert is making non-compete covenants that apply during his employment and for the initial 12-month period, (or up to an additional 12-month period, totaling 24 months) following termination of his employment as defined in the Agreement.

The foregoing summary of the Agreement is not complete. Reference is made to the text of the Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated by reference herein.

Item 9.01 Exhibits

Exhibit No.	Description
10.1	Employment Agreement between American Battery Technology Company and Ryan Melsert
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BATTERY TECHNOLOGY COMPANY

Date: August 5, 2022	/s/ Ryan Melsert
Ryan Melsert
Chief Executive Officer